UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to Section 240.14a-12

Eaton Vance California Municipal Bond Fund

Eaton Vance New York Municipal Bond Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Eaton Vance Closed-End Funds

Please Vote NOW to Protect Your Funds

Vote for your Trustees on the WHITE Proxy Cards

The Annual Meeting of Shareholders of each of Eaton Vance California Municipal Bond Fund and Eaton Vance New York Municipal Bond Fund (together, the “Funds”) is scheduled to be held on September 9, 2024.

Your Fund(s) are under attack by Saba Capital Master Fund, Ltd., a hedge fund managed by Saba Capital Management, L.P. (together, “Saba”), a known hedge fund activist with an extensive activism history. The Boards of Trustees of the Funds (together, the “Boards”) believe Saba opportunistically targets closed-ends funds, such as your Funds, for its own short-term, self-serving interest. Saba has nominated two of its own nominees, who appear to have little or no experience with closed-end funds and little or no experience with U.S. investment company governance.

Please take this time now to vote the attached WHITE proxy cards supporting your Boards’ independent and well-qualified nominees. Doing so will help protect your Fund(s) and your investment from the short-term interests of Saba. PLEASE also discard any proxy card that you receive from Saba, as it would negate any management cards you vote.

Vote Today!

Your Vote is Extremely Important, No Matter How Many Shares You Own
Please mark, sign, date, and mail the enclosed WHITE proxy card(s) in the postage-paid envelope provided or vote by telephone or via the internet.
Please call EQ Fund Solutions, LLC, the Funds’ proxy solicitor, at (866) 796-6869 if you have any questions or need assistance.
REMEMBER
We urge you to not vote using any non-white proxy card, as doing so will revoke your vote on the WHITE proxy card(s). Only the latest dated proxy card will be counted.